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Exhibit 5.1

[Letterhead of Thompson & Knight L.L.P.]

December 30, 2003

Crosstex Energy, Inc.
2501 Cedar Springs
Suite 600
Dallas, Texas 75201

Ladies and Gentlemen:

        Crosstex Energy, Inc., a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission a Registration Statement on Form S-1 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act") 2,306,000 shares of its common stock, par value $.01 per share, to be sold by certain selling stockholders (the "Firm Securities"), as well as 345,900 shares which may be sold by the Company subject to the underwriters' over-allotment option (the "Option Securities" and, together with the Firm Securities, the "Securities"), as described in the Registration Statement.

        In connection with the opinion expressed herein, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each natural person signing any document reviewed by us in a representative capacity had authority to sign in such capacity.

        Based on the foregoing and in reliance thereon, and subject to the assumptions and qualifications hereinafter specified, it is our opinion that upon the taking of action by the duly authorized Pricing Committee of the Board of Directors of the Company to approve the Underwriting Agreement, the Securities will be duly authorized by all necessary corporate action on the part of the Company, and when sold and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

        In rendering the opinion expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof. We have also assumed that the Underwriting Agreement will be executed and delivered by one or more officers of the Company duly authorized to do so by the Board of Directors of the Company.

        We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim, any obligation to advise the Company or anyone else of any change in any matter set forth herein.

        We hereby consent to the reference to this firm in the Prospectus in the Registration Statement under the caption "Legal Matters" as the attorneys who will pass upon the legal validity of the Securities and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. The foregoing, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the 1933 Act.

                      Respectfully submitted,

                      THOMPSON & KNIGHT L.L.P.

                      /s/ Thompson & Knight L.L.P.

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  Exhibit 5.1